         As filed with the Securities and Exchange Commission on May 16, 1996

                                                       Registration No. 33303849


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   Amendment No. 1
                                          to
                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BALLANTYNE OF OMAHA, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

            DELAWARE                                     47-0587703
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                        4350 MCKINLEY STREET, OMAHA, NE  68112
                 ---------------------------------------------------
                 (Address of Principal Executive Offices) (ZIP Code)

                             1995 STOCK OPTION PLAN  (1)
                     -------------------------------------------

                     (Full title of the plan or written contract)

                                  STEPHEN E. GEHRING
                     CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                          1125 SOUTH 103RD STREET, SUITE 720
                                   OMAHA, NE  68124
                       ---------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:   (402) 397-1700
                                                            --------------------

(1) Ballantyne of Omaha, Inc. (the "Company") originally filed an S-8 to register 440,000 shares of Common Stock (File No. 33303849). Subsequent to that filing the Company effected a 3 for 2 stock split which increased the shares under the Stock Option Plan to 660,000. The Company is now registering an additional 400,000 shares.

ITEM 8.   EXHIBITS


--------------------------------------------------------------------------------
EXHIBIT
NUMBER                                 EXHIBIT
--------------------------------------------------------------------------------
     5.         Opinion of Counsel
--------------------------------------------------------------------------------
    23.1        Independent Auditors Consent
--------------------------------------------------------------------------------
    23.2        Consent of Counsel (included in Exhibit 5)
--------------------------------------------------------------------------------
    99.1        Amendment to 1995 Stock Option Plan
--------------------------------------------------------------------------------
    99.2        Reoffer Prospectus for 1995 Stock Option Plan
--------------------------------------------------------------------------------
    99.3        Reoffer Prospectus for 1995 Outside Directors Stock Option Plan
--------------------------------------------------------------------------------

    The contents of the S-8 Registration Statement (File No. 33303849) are hereby incorporated by reference.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 3, 1997.

                              BALLANTYNE OF OMAHA, INC.


                              BY: /s/ Brad French, Secretary, Treasurer, Chief
                                  Financial Officer and Principal Accounting
                                  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                Title                              Date
          ---------                -----                              ----


/s/ Arnold S. Tenny               Chairman and Director              10/3/97
------------------------------


/s/ Ronald H. Echtenkamp          Vice Chairman and Director         10/3/97
------------------------------


/s/ John P. Wilmers               President, Chief Executive
------------------------------    Officer and Director               10/3/97


/s/ Jeffrey D. Chelin             Director                           10/3/97
------------------------------


                                  Director                           10/__/97
------------------------------


                                  Director                           10/__/97
------------------------------


                                  Director                           10/__/97
------------------------------